Exhibit 99.1
Bath & Body Works Reports 2025 Second Quarter Results and Updates Fiscal Year 2025 Guidance

•Second quarter net sales up 1.5% to $1.5 billion, at the high end of the guidance range
•Earnings per diluted share of $0.30; adjusted earnings per diluted share of $0.37, at the high end of the guidance range
•Full-year 2025 earnings per diluted share guidance of $3.28 to $3.53; raising the low end of adjusted earnings per diluted share guidance from $3.25 to $3.60 to $3.35 to $3.60, inclusive of current tariff rates
•Company delivered early progress on three strategic no-regret moves to accelerate near-term growth while unlocking opportunities for consistent, durable growth
COLUMBUS, Ohio – August 28, 2025 – Bath & Body Works, Inc. (NYSE: BBWI) today reported second quarter 2025 results.
Daniel Heaf, chief executive officer of Bath & Body Works, commented, “Our team delivered a solid quarter, with revenue and adjusted earnings per share at the high end of our guidance range. Based on our strong first-half results and our confidence in our outlook, we are raising the low end of our full-year adjusted earnings per share guidance range.

We are moving with urgency on three no regret moves: elevating the digital experience, amplifying product efficacy, and expanding distribution to meet consumers where they are to unlock opportunities for durable long-term growth. While we still have work to do, I am energized by the focus and commitment of our teams and the opportunities in front of us.”
Second Quarter 2025 Results
The company reported net sales of $1,549 million for the quarter ended August 2, 2025, an increase of 1.5% compared to net sales of $1,526 million for the quarter ended August 3, 2024.

The company reported earnings per diluted share of $0.30 for the second quarter of 2025, compared to $0.68 last year. Second quarter operating income was $157 million compared to $183 million last year, and net income was $64 million compared to $152 million last year.

Reported second quarter 2025 results included pre-tax costs of $15 million ($14 million after-tax) associated with the transition of certain members of the leadership team. Reported second quarter 2024 results included a $39 million pre-tax gain ($25 million after-tax) related to the sales of certain Easton investments and a $44 million tax benefit related to the release of a valuation allowance on a deferred tax asset.

Excluding these items, adjusted earnings per diluted share for the second quarter of 2025 was $0.37 compared to $0.37 last year, adjusted operating income was $172 million compared to $183 million last year and adjusted net income was $78 million compared to $83 million last year.

At the conclusion of this press release is a reconciliation of reported‐to‐adjusted results, including a description of the adjusted items.
2025 Guidance
The company is narrowing its full-year 2025 net sales guidance from 1% to 3% growth to 1.5% to 2.7% growth, compared to $7,307 million in fiscal 2024. Full-year 2025 earnings per diluted share is now expected to be between $3.28 to $3.53, compared to earnings per diluted share of $3.61 in fiscal 2024. The company is raising the low end of its full-year 2025 adjusted earnings per diluted share guidance from $3.25 to $3.60 to $3.35 to $3.60, compared to adjusted earnings per diluted share of $3.29 in fiscal 2024. The company’s full-year guidance includes the anticipated impact of all tariff rates currently in effect and levied by the U.S. government and other countries. The company’s full-year guidance also includes the anticipated impact of $400 million of cash deployed towards share repurchases, which is an increase from the prior expectation of $300 million. We continue to expect to generate free cash flow of $750 million to $850 million for full-year 2025.

The company expects third quarter 2025 net sales to be up 1% to 3%, compared to $1,610 million in the third quarter of 2024. Third quarter 2025 earnings per diluted share is expected to be between $0.37 and $0.45, compared to $0.49 in the third quarter of 2024. Our third quarter 2025 outlook also includes the anticipated impact of all tariff rates as referenced above.

For a reconciliation of our reported GAAP to adjusted non-GAAP earnings per diluted share for fiscal 2024, refer to our Annual Report on Form 10-K, filed with the SEC on March 14, 2025.
Earnings Call and Additional Information
Bath & Body Works, Inc. will conduct its second quarter earnings call at 8:30 a.m. ET on August 28. To listen, call 877-407-9219 (international dial-in number: 412-652-1274). For an audio replay, call 877-660-6853 (international replay number: 201-612-7415); access code 13754889 or log onto www.BBWInc.com. A slide presentation has been posted on the company’s Investor Relations website that summarizes certain information in the company‘s prepared remarks from the earnings call as well as some additional facts and figures regarding the company’s operating performance and guidance.
ABOUT BATH & BODY WORKS
Home of America’s Favorite Fragrances®, Bath & Body Works is a global leader in personal care and home fragrance, including top-selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. Powered by agility and innovation, the company’s predominantly U.S.-based supply chain enables it to deliver quality, on-trend luxuries at affordable prices. Bath & Body Works serves and delights customers however and wherever they want to shop, from welcoming, in-store experiences at 1,904 company-operated Bath & Body Works locations in the U.S. and Canada, 537 international franchised locations and an online storefront at bathandbodyworks.com (as of August 2, 2025).
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. There are risks, uncertainties and other factors that in some cases have affected and, in the future, could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this report or otherwise made by the Company or our management. These factors can be found in Item 1A. Risk Factors in our 2024 Annual Report on Form 10-K and our subsequent filings.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
We announce material financial and operational information using our investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about the Company, our business and our results of operations may also be announced by posts on our accounts on social media channels, including the following: Facebook, Instagram, X, LinkedIn, Pinterest, TikTok and YouTube. The information that we post through these social media channels and on our website may be deemed material. As a result, we encourage investors, the media and others interested in the Company to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. The list of social media channels we use may be updated from time to time on our investor relations website.
For further information, please contact:

Bath & Body Works, Inc.:
Luke Long

InvestorRelations@bbw.com

Media Relations
Emmy Beach
Communications@bbw.com

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Second Quarter		Year-to-Date
	2025	2024	2025	2024
Net Sales	$1,549	$1,526	$2,974	$2,910
Costs of Goods Sold, Buying and Occupancy	(909)	(900)	(1,687)	(1,677)
Gross Profit	640	626	1,287	1,233
General, Administrative and Store Operating Expenses	(483)	(443)	(920)	(863)
Operating Income	157	183	367	370
Interest Expense	(68)	(77)	(139)	(159)
Other Income, Net	6	47	13	61
Income Before Income Taxes	95	153	241	272
Provision for Income Taxes	(31)	(1)	(72)	(33)
Net Income	$64	$152	$169	$239

Net Income per Diluted Share	$0.30	$0.68	$0.79	$1.06

Weighted Average Diluted Shares Outstanding	211	223	213	225

BATH & BODY WORKS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	August 2, 2025	August 3, 2024
ASSETS
Current Assets:
Cash and Cash Equivalents	$364	$514
Accounts Receivable, Net	131	146
Inventories	977	863
Easton Assets Held for Sale	81	—
Other	153	143
Total Current Assets	1,706	1,666
Property and Equipment, Net	1,124	1,166
Operating Lease Assets	984	1,043
Goodwill	628	628
Trade Name	165	165
Deferred Income Taxes	133	143
Other Assets	74	137
Total Assets	$4,814	$4,948
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$567	$411
Accrued Expenses and Other	541	526
Current Debt	—	313
Current Operating Lease Liabilities	194	186
Income Taxes	1	61
Total Current Liabilities	1,303	1,497
Deferred Income Taxes	23	45
Long-term Debt	3,888	3,881
Long-term Operating Lease Liabilities	912	984
Other Long-term Liabilities	235	259
Total Equity (Deficit)	(1,547)	(1,718)
Total Liabilities and Equity (Deficit)	$4,814	$4,948

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-to-Date
	2025	2024
Operating Activities:
Net Income	$169	$239
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation of Long-lived Assets	128	142
Share-based Compensation Expense	18	22
Gain on Sales of Easton Investments	—	(39)
Deferred Income Taxes	(1)	(102)
Changes in Assets and Liabilities:
Accounts Receivable	75	78
Inventories	(241)	(154)
Accounts Payable, Accrued Expenses and Other	157	(67)
Income Taxes Payable	(139)	(79)
Other Assets and Liabilities	(21)	(10)
Net Cash Provided by Operating Activities	145	30

Investing Activities:
Capital Expenditures	(93)	(101)
Proceeds from Sales of Easton Investments	—	50
Other Investing Activities	(2)	11
Net Cash Used for Investing Activities	(95)	(40)

Financing Activities:
Payments for Long-term Debt	—	(202)
Repurchases of Common Stock	(254)	(248)
Dividends Paid	(85)	(90)
Tax Payments related to Share-based Awards	(8)	(15)
Other Financing Activities	(15)	(5)
Net Cash Used for Financing Activities	(362)	(560)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	2	—
Net Decrease in Cash and Cash Equivalents	(310)	(570)
Cash and Cash Equivalents, Beginning of Year	674	1,084
Cash and Cash Equivalents, End of Period	$364	$514

BATH & BODY WORKS, INC.
Second Quarter 2025

Total Sales (In millions):

	Second Quarter			Year-to-Date
	2025	2024	% Change	2025	2024	% Change
Stores - U.S. and Canada (a)	$1,196	$1,140	4.9%	$2,307	$2,205	4.6%
Direct - U.S. and Canada	267	297	(10.1%)	517	558	(7.4%)
International (b)	86	89	(2.9%)	150	147	2.3%
Total Bath & Body Works	$1,549	$1,526	1.5%	$2,974	$2,910	2.2%
________________
(a)        Results include fulfilled buy online pick up in store orders.
(b)    Results include royalties associated with franchised stores and wholesale sales.

Total Company-operated Stores:

	Stores			Stores
	2/1/2025	Opened	Closed	8/2/2025
United States	1,782	33	(24)	1,791
Canada	113	—	—	113
Total Bath & Body Works	1,895	33	(24)	1,904

Total Partner-operated Stores:

	Stores			Stores
	2/1/2025	Opened	Closed	8/2/2025
International	494	25	(18)	501
International - Travel Retail	35	3	(2)	36
Total International (a)	529	28	(20)	537
________________
(a)        Includes store locations only and does not include kiosks, shop-in-shops, gondola or beauty counter locations.

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(Dollars in millions, except per share amounts)

	Second Quarter		Year-to-Date
	2025	2024	2025	2024
Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$157	$183	$367	$370
Leadership Transition Costs	15	—	15	—
Adjusted Operating Income	$172	$183	$382	$370

Reconciliation of Reported Tax Rate to Adjusted Tax Rate
Reported Tax Rate	32.3%	0.9%	29.9%	12.1%
Tax Rate Impact of Leadership Transition Costs	(3.1)	—	(1.2)	—
Tax Rate Impact of Gain on Sales of Easton Investments	—	(2.4)	—	(1.3)
Tax Rate Impact of Valuation Allowance Release	—	28.5	—	16.1
Adjusted Tax Rate	29.2%	27.0%	28.7%	26.9%

Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$64	$152	$169	$239
Leadership Transition Costs	15	—	15	—
Gain on Sales of Easton Investments	—	(39)	—	(39)
Tax Effect of Adjustments	(1)	14	(1)	14
Tax Benefit from Valuation Allowance Release	—	(44)	—	(44)
Adjusted Net Income	$78	$83	$183	$170

Reconciliation of Reported Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share
Reported Net Income Per Diluted Share	$0.30	$0.68	$0.79	$1.06
Leadership Transition Costs	0.07	—	0.07	—
Gain on Sales of Easton Investments	—	(0.18)	—	(0.18)
Tax Effect of Adjustments	(0.01)	0.06	(0.01)	0.06
Tax Benefit from Valuation Allowance Release	—	(0.20)	—	(0.19)
Adjusted Net Income Per Diluted Share	$0.37	$0.37	$0.86	$0.76

See Notes to Adjusted Financial Information.

BATH & BODY WORKS, INC.
FORECASTED ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In millions, except per share amounts)

	Full-Year
	2025
	Low	High

Reconciliation of Forecasted Net Income Per Diluted Share to Forecasted Adjusted Net Income Per Diluted Share
Forecasted Net Income Per Diluted Share	$3.28	$3.53
Leadership Transition Costs, Net of Tax	0.07	0.07
Forecasted Adjusted Net Income Per Diluted Share	$3.35	$3.60

Reconciliation of Forecasted Net Cash Provided by Operating Activities to Forecasted Free Cash Flow
Forecasted Net Cash Provided by Operating Activities	$1,020	$1,100
Forecasted Capital Expenditures	(270)	(250)
Forecasted Free Cash Flow	$750	$850

See Notes to Adjusted Financial Information.

BATH & BODY WORKS, INC.
NOTES TO ADJUSTED FINANCIAL INFORMATION
(Unaudited)

The adjusted financial information should not be construed as an alternative to the results determined in accordance with generally accepted accounting principles. Further, the company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the operations of the company because the adjusted items are not indicative of the company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures for the purpose of evaluating performance internally. The adjusted financial information should be read in conjunction with the company’s historical financial statements and notes thereto contained in the company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.
The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:
Fiscal 2025
In the second quarter of 2025, adjusted results excludes the following:
•Aggregate pre-tax costs of $15 million ($14 million net of tax of $1 million), included in general, administrative and store operating expenses, due to the transition of certain members of the leadership team, primarily related to severance benefits.
There were no adjustments to results in the first quarter of 2025.
Full-year 2025 Forecasted Adjusted Net Income per Diluted Share excludes the adjustment referenced above.
Fiscal 2024
In the second quarter of 2024, adjusted results excludes the following:

•Aggregate pre-tax gains of $39 million ($25 million net of tax of $14 million), included in other income, net, related to the sales of certain Easton investments.
•A $44 million tax benefit related to the release of a valuation allowance on a deferred tax asset.
There were no adjustments to results in the first quarter of 2024.
Forecasted Free Cash Flow
Our Forecasted Free Cash Flow is defined as Forecasted Net Cash Provided by Operating Activities less our Forecasted Capital Expenditures. Our Forecasted Free Cash Flow is a non-GAAP financial measure which we believe is useful to analyze our anticipated ability to generate cash. Our Forecasted Free Cash Flow calculation may not be comparable to similarly-titled measures reported by other companies. Our Forecasted Free Cash Flow should be evaluated in addition to, and not considered a substitute for, other GAAP financial measures.